   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1997

                                                   REGISTRATION NO. 333-________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              UNITRODE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

        MARYLAND                                        04-2271186
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


                            7 CONTINENTAL BOULEVARD
                        MERRIMACK, NEW HAMPSHIRE  03054
              (Address of principal executive offices) (Zip Code)

                              UNITRODE CORPORATION
                        1992 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                ROBERT L. GABLE
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              UNITRODE CORPORATION
                            7 CONTINENTAL BOULEVARD
                        MERRIMACK, NEW HAMPSHIRE  03054
                                 (603) 424-2410
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                          JAMES J. HANKS, JR., ESQUIRE
                       BALLARD SPAHR ANDREWS & INGERSOLL
                      300 EAST LOMBARD STREET, SUITE 1900
                              BALTIMORE, MD  21202
                                (410) 528-5600

                        CALCULATION OF REGISTRATION FEE


                                AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
   TITLE OF SECURITIES          TO BE            OFFERING PRICE     AGGREGATE OFFERING         REGISTRANT
    TO BE REGISTERED          REGISTERED         PER SHARE (1)             PRICE                  FEE

 Common Stock              1,000,000 shares       $ 82.34              $ 82,340,000             $ 25,000
 ($.20 par value per
 share)



   (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share is based upon the average of the high and low prices for shares of Common Stock of the Registrant on the New York Stock Exchange on September 9, 1997.

================================================================================

           STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

   Pursuant to General Instruction E to Form S-8, the contents of Registrant's earlier Registration Statement on Form S-8, File No. 33-62685, filed with the Securities and Exchange Commission on September 15, 1995, are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Unitrode Corporation, a Maryland corporation (the "Company"), contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

        The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Bylaws also permit the Company, with the approval of the Board of Directors of the Company, to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

        The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the

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

corporation and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

ITEM 8.  EXHIBITS

4.1 Articles of Restatement of the Charter of the Registrant and Articles of Amendment to the Charter of the Registrant, previously filed as
       Exhibit 3A to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1989 and incorporated herein by reference.

4.2 Articles Supplementary to the Charter of the Registrant, previously filed as Exhibits 3(A)(1) and (6) to the Registrant's Current Report on Form 8-K filed May 4, 1990 and incorporated herein by reference.

4.3 Articles of Amendment to the Charter of the Registrant, previously filed as Exhibit 3B to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1992 and incorporated herein by reference.

4.4 By-Laws of the Registrant, previously filed as Exhibit 3C to the Registrant's Annual Report on Form 10-K filed for the fiscal year ended January 31, 1992 and incorporated herein by reference.

4.5 Unitrode Corporation 1992 Employee Stock Option Plan, filed as Exhibit 4 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-54542) and incorporated herein by reference.

4.6 Amendment No. 1 to the Unitrode Corporation 1992 Employee Stock Option Plan, filed as Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-62685) and incorporated herein by reference.

4.7    Amendment No. 2 to the Unitrode Corporation 1992 Employee Stock Option
       Plan.

5.1    Opinion of Ballard Spahr Andrews & Ingersoll.

23.1   Consent of Coopers & Lybrand L.L.P.

23.2   Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.1).

24.1   Powers of Attorney (included on page 3 hereof).





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

                                   SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, State of New Hampshire, on this 9th day of September, 1997.

                                     Unitrode Corporation, a Maryland
                                     corporation (Registrant)


                                     By: /s/ Robert L. Gable
                                         ------------------------------------
                                         Robert L. Gable, Chairman,
                                         President and Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Gable and Allan R. Campbell, jointly and severally, his true and lawful attorneys-in-fact, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments and supplements to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              NAME                                  TITLE                                DATE
 /s/ Robert L. Gable              Chairman, President, Chief                  September 9, 1997
 -------------------------        Executive Officer and Director
 Robert L. Gable

 /s/ Cosmo S. Trapani             Executive Vice President                    September 9, 1997
 -------------------------        and Chief Financial Officer
 Cosmo S. Trapani

 /s/ Peter A. Brooke              Director                                    September 9, 1997
 -------------------------
 Peter A. Brooke

 /s/ Edward H. Browder            Director                                    September 9, 1997
 -------------------------
 Edward H. Browder

 /s/ Kenneth Hecht                Director                                    September 9, 1997
 -------------------------
 Kenneth Hecht

 /s/ Louis E. Lataif              Director                                    September 9, 1997
 -------------------------
 Louis E. Lataif

 /s/ James T. Vanderslice         Director                                    September 9, 1997
 -------------------------
 James T. Vanderslice





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

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                      DESCRIPTION OF EXHIBIT
4.1          Articles of Restatement of the Charter of the Registrant and Articles of Amendment to the Charter of the Registrant,
             previously filed as Exhibit 3A to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31,
             1989 and incorporated herein by reference.

4.2          Articles Supplementary to the Charter of the Registrant, previously filed as Exhibits 3(A)(1) and (6) to the
             Registrant's Current Report on Form 8-K filed May 4, 1990 and incorporated herein by reference.

4.3          Articles of Amendment to the Charter of the Registrant, previously filed as Exhibit 3B to the Registrant's Annual
             Report on Form 10-K for the fiscal year ended January 31, 1992 and incorporated herein by reference.

4.4          By-Laws of the Registrant, previously filed as Exhibit 3C to the Registrant's Annual Report on Form 10-K filed for the fiscal year ended January 31, 1992 and incorporated herein by reference.

4.5          Unitrode Corporation 1992 Employee Stock Option Plan, filed as Exhibit 4 to the Registrant's Registration Statement
             on Form S-8 (Registration No. 33-54542) and incorporated herein by reference.

4.6          Amendment No. 1 to the Unitrode Corporation 1992 Employee Stock Option Plan, filed as Exhibit 4.5 to the
             Registrant's Registration Statement on Form S-8 (Registration No. 33-62685) and incorporated herein by reference.

4.7          Amendment No. 2 to the Unitrode Corporation 1992 Employee Stock Option Plan.

5.1          Opinion of Ballard Spahr Andrews & Ingersoll.

23.1         Consent of Coopers & Lybrand L.L.P.

23.2         Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.1).

24.1         Powers of Attorney (included on page 3 hereof).





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